Ballantyne Strong, Inc. – Fiscal Year 2019

Third Quarter 2019 Results

For Investor Relations Inquiries:
Ballantyne Strong, Inc.
Mark Roberson
Chief Financial Officer

IR@btn-inc.com

704-994-8295

Ballantyne Strong Reports Third Quarter and Year to Date 2019 Operating Results

Charlotte, NC – November 12, 2019 – Ballantyne Strong, Inc. (NYSE American: BTN) (the “Company”) today announced financial results for the period ended September 30, 2019. The Company conducts its operations through three operating segments: Strong Cinema, Convergent and Strong Outdoor.

Highlights for the Third Quarter 2019 Compared to the Third Quarter 2018

●	Total revenue increased 2.4% to $16.8 million for the third quarter of 2019 compared to $16.5 million in the prior year
●	Gross profit increased 64.7% to $5.8 million for the third quarter of 2019 compared to $3.5 million in the prior year
●	Operating income improved to $0.1 million for the third quarter of 2019 from an operating loss of $1.8 million in the prior year
●	Net loss was $1.8 million ($0.12 per share) for the third quarter of 2019 compared to $1.2 million ($0.08 per share) in the prior year
●	Adjusted EBITDA* improved to $1.8 million for the third quarter of 2019 compared to $0.3 million in the prior year

* See description of Adjusted EBITDA, a non-GAAP financial measure, in this release under “Use of Non-GAAP Measures,” and reconciliations to GAAP figures provided in the tables at the end of this release.

Kyle Cerminara, Chairman and CEO, commented, “Operating results for the third quarter continued to reflect demonstrable progress toward our strategic plans. Convergent’s enterprise customers continue to expand with our Digital Signage as a Service platform, while Strong Outdoor generated improving performance and our Strong Cinema business rebounded nicely in the third quarter after being limited in the first half of 2019 by the impact of the roof damage.”

Cerminara added, “Convergent continues to see healthy demand from current customers and prospects for our digital signage and communications platforms. Strong Cinema has a leading North American presence and significant capacity for growth internationally, particularly with the opening of our facility in China. In addition, we believe there are attractive opportunities in the US to further expand in a fragmented industry.”

Ballantyne Strong, Inc. – Fiscal Year 2019	Page 2 of 8
Third Quarter 2019 Results

Third Quarter and Year to Date 2019 Financial Review

●	Convergent turnaround momentum continued as DSaaS maintained its growth and results at Strong Outdoor improved significantly with the positive impact of the transaction with Firefly Systems, Inc. (“Firefly”) and expansion in non-digital ad revenue. Strong Cinema rebounded sequentially from the second quarter of 2019 as Strong/MDI business activity returned to normal following the roof collapse in early 2019. We believe we are positioned for growth with the Quebec facility expected to resume full operational capacity in Q4 2019 and the new China finishing plant anticipated to open for business in early 2020.

●	Total revenue increased 2.4% to $16.8 million for the third quarter of 2019 compared to the prior year and decreased 2.2% to $45.4 million for the first nine months compared to the prior year. Favorable revenue comparisons at Convergent, where revenue grew 30.3% for the quarter and 35.4% year to date, were partially offset by lower revenue in our Strong Cinema business, which was temporarily disrupted by the roof issue in early 2019. In addition, the prior year periods included revenue from large, one-time audio and product sale and installations that did not recur in 2019.

●	Gross profit increased 64.7% to $5.8 million for the third quarter of 2019 and increased 52.4% to $11.7 million for the first nine months of 2019. Gross profit margins improved to 34.5% for the third quarter of 2019 from 21.5% for the prior year and improved to 25.7% from 16.5% for the first nine months of 2019 compared to the prior year. The improvement was a direct result of repositioning Convergent to a high margin recurring revenue model combined with cost reduction initiatives and improvements in Strong Outdoor’s operating cost structure following the Firefly transaction.

●	Operating income improved to $0.1 million for the third quarter of 2019 from an operating loss of $1.8 million in the prior year and improved 53.5% to an operating loss of $4.8 million for the first nine months of 2019 from an operating loss of $10.4 million in prior year. Improved operating performance at Convergent and Strong Outdoor were partially offset by the lower contribution from Strong Cinema in the current periods.

●	Net loss was $1.8 million ($0.12 per share) for the third quarter of 2019 as compared to $1.2 million ($0.08 per share) in the prior year. Net loss was $9.4 million ($0.65 per share) for the first nine months of 2019 as compared to $11.8 million ($0.82 per share) in the prior year. Improved operating results were partially offset by non-cash fair value adjustments and increased equity method investment losses.

●	Adjusted EBITDA, a non-GAAP measure, improved to $1.8 million for the third quarter of 2019 from $0.3 million in the prior year. On a year to date basis, Adjusted EBITDA improved to negative $0.6 million from negative $5.2 million.

Conference Call

A conference call to discuss the third quarter 2019 financial results will be held on Tuesday, November 12, 2019 at 8:30 am Eastern Time. Investors and analysts are invited to access the conference call by dialing 877-407-3982 (domestic) or 201-493-6780 (international) and providing the operator with conference ID number: 13696219. Please dial in at least five minutes before the start of the call to register. A replay will be available approximately two hours after the conclusion of the conference call until Thursday, December 12, 2019 by dialing 844-512-2921 in the U.S. and Canada and 412-317-6671 internationally and entering the conference ID number: 13696219.

The Company’s financial results and an accompanying slide presentation will also be available on the Investor Relations page of the Company’s website at ballantynestrong.com/investors.

Use of Non-GAAP Measures

Ballantyne Strong, Inc. prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA, which differs from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) to exclude taxes, interest, and depreciation and amortization, Adjusted EBITDA also excludes share-based compensation, impairment charges, equity method income/loss, fair value adjustments, severance and transactional expenses and other non-cash charges.

Ballantyne Strong, Inc. – Fiscal Year 2019	Page 3 of 8
Third Quarter 2019 Results

EBITDA and Adjusted EBITDA are not measures of performance defined in accordance with GAAP. However, Adjusted EBITDA is used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net loss or to net cash used in operating activities as measures of operating results or liquidity. Our calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company’s performance. A reconciliation of GAAP net loss to EBITDA and Adjusted EBITDA is included in the accompanying financial schedules.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are (i) they do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) they do not reflect changes in, or cash requirements for, our working capital needs, (iii) EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements, (v) they do not adjust for all non-cash income or expense items that are reflected in our statements of cash flows, (vi) they do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations, and (vii) other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.

We believe EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). We also present EBITDA and Adjusted EBITDA because (i) we believe these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry, (ii) we believe investors will find these measures useful in assessing our ability to service or incur indebtedness, and (iii) we use EBITDA and Adjusted EBITDA internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors.

For further information, please refer to Ballantyne Strong, Inc.’s Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on or about November 12, 2019, available online at www.sec.gov.

About Ballantyne Strong, Inc.

Ballantyne Strong (www.ballantynestrong.com) and its subsidiaries engage in diverse business activities including the design, integration and installation of technology solutions for a broad range of applications; development and delivery of out-of-home messaging, advertising and communications; manufacturing of projection screens; and providing managed services including monitoring of networked equipment. The Company focuses on serving the cinema, retail, financial, advertising and government markets.

Forward-Looking Statements

Except for the historical information in this press release, it includes forward-looking statements which involve a number of risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2018 and the following risks and uncertainties: the Company’s ability to expand its revenue streams, potential interruptions of supplier relationships or higher prices charged by suppliers, the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments, the Company’s ability to successfully execute its capital allocation strategy, the Company’s ability to maintain its brand and reputation and retain or replace its significant customers, the impact of a challenging global economic environment or a downturn in the markets, economic and political risks of selling products in foreign countries (including tariffs), risks of non-compliance with U.S. and foreign laws and regulations, potential sales tax collections and claims for uncollected amounts, cybersecurity risks and risks of damage and interruptions of information technology systems, the Company’s ability to retain key members of management and successfully integrate new executives, the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms or at all, the Company’s ability to utilize or assert its intellectual property rights, the impact of natural disasters and other catastrophic events, the adequacy of insurance and the impact of having a controlling stockholder. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except where required by law, the Company assumes no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

Ballantyne Strong, Inc. – Fiscal Year 2019	Page 4 of 8
Third Quarter 2019 Results

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except par values)

	September 30, 2019	December 31, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,388	$6,698
Restricted cash	350	350
Accounts receivable (net of allowance for doubtful accounts of $1,409 and $1,832, respectively)	13,304	13,841
Inventories, net	3,395	3,490
Recoverable income taxes	55	281
Other current assets	1,965	1,663
Total current assets	23,457	26,323
Property, plant and equipment (net of accumulated depreciation of $9,602 and $9,046, respectively)	11,078	14,483
Operating lease right-of-use assets	5,603	-
Finance lease right-of-use assets	2,037	692
Investments	14,060	11,167
Intangible assets, net	1,601	1,795
Goodwill	902	875
Notes receivable	1,812	3,965
Other assets	230	337
Total assets	$60,780	$59,637
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,064	$4,724
Accrued expenses	3,342	2,782
Short-term debt	3,123	3,152
Current portion of long-term debt	979	1,094
Current portion of operating lease obligations	939	-
Current portion of finance lease obligations	1,317	160
Deferred revenue and customer deposits	3,376	2,310
Total current liabilities	19,140	14,222
Long-term debt, net of current portion and debt issuance costs	3,275	10,053
Operating lease obligations, net of current portion	4,894	-
Finance lease obligations, net of current portion	3,794	427
Deferred revenue and customer deposits, net of current portion	1,152	1,167
Deferred income taxes	2,476	2,516
Other accrued expenses, net of current portion	91	254
Total liabilities	34,822	28,639
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $.01 per share; authorized 1,000 shares, none outstanding	-	-
Common stock, par value $.01 per share; authorized 25,000 shares; issued 17,313 and 17,237 shares at September 30, 2019 and December 31, 2018, respectively; outstanding 14,519 and 14,443 shares at September 30, 2019 and December 31, 2018, respectively	169	169
Additional paid-in capital	42,272	41,474
Retained earnings	6,748	13,319
Less 2,794 of common shares in treasury, at cost	(18,586)	(18,586)
Accumulated other comprehensive loss	(4,645)	(5,378)
Total stockholders’ equity	25,958	30,998
Total liabilities and stockholders’ equity	$60,780	$59,637

Ballantyne Strong, Inc. – Fiscal Year 2019	Page 5 of 8
Third Quarter 2019 Results

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net product sales	$9,192	$8,417	$20,840	$24,602
Net service revenues	7,654	8,036	24,581	21,856
Total net revenues	16,846	16,453	45,421	46,458
Cost of products sold	5,603	5,102	17,526	16,572
Cost of services	5,430	7,821	16,204	22,216
Total cost of revenues	11,033	12,923	33,730	38,788
Gross profit	5,813	3,530	11,691	7,670
Selling and administrative expenses:
Selling	1,373	1,139	3,823	3,638
Administrative	4,371	3,384	12,597	12,301
Total selling and administrative expenses	5,744	4,523	16,420	15,939
Loss on disposal of assets	(3)	(799)	(105)	(2,130)
Income (loss) from operations	66	(1,792)	(4,834)	(10,399)
Other income (expense):
Interest income	1	-	3	-
Interest expense	(263)	(180)	(568)	(267)
Fair value adjustment to notes receivable	(845)	802	(2,153)	953
Foreign currency transaction gain (loss)	66	(67)	(154)	41
Other income (expense), net	414	6	868	(9)
Total other (expense) income	(627)	561	(2,004)	718
Loss before income taxes and equity method investment loss	(561)	(1,231)	(6,838)	(9,681)
Income tax expense	731	497	1,295	1,837
Equity method investment (loss) income	(496)	507	(1,223)	(244)
Net loss	$(1,788)	$(1,221)	$(9,356)	$(11,762)
Basic loss per share	$(0.12)	$(0.08)	$(0.65)	$(0.82)
Diluted loss per share	$(0.12)	$(0.08)	$(0.65)	$(0.82)

Ballantyne Strong, Inc. – Fiscal Year 2019	Page 6 of 8
Third Quarter 2019 Results

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(9,356)	$(11,762)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
(Recovery of) provision for doubtful accounts	(509)	381
Provision for obsolete inventory	245	412
Provision for warranty	24	83
Depreciation and amortization	2,537	1,953
Amortization and accretion of operating leases	1,434	-
Fair value adjustment to notes receivable	2,153	(953)
Equity method investment loss	1,223	244
Recognition of contract acquisition costs	-	29
Loss on disposal of assets	105	2,130
Gain on Firefly transaction	(220)	-
Deferred income taxes	(129)	(146)
Impairment of operating lease	-	209
Impairment of contract acquisition costs	-	59
Stock-based compensation expense	798	648
Dividends received from investee	-	817
Changes in operating assets and liabilities:
Accounts receivable	1,148	(4,244)
Inventories	(96)	413
Current income taxes	229	178
Other assets	(214)	(1,021)
Accounts payable and accrued expenses	1,568	415
Deferred revenue and customer deposits	1,043	1,359
Operating lease obligations	(1,567)	-
Net cash provided by (used in) operating activities	416	(8,796)

Cash flows from investing activities:
Proceeds from sale of equity securities	-	4,531
Proceeds from sale of property, plant and equipment	121	-
Dividends received from investee in excess of cumulative earnings	-	69
Capital expenditures	(1,717)	(1,220)
Net cash (used in) provided by investing activities	(1,596)	3,380

Cash flows from financing activities:
Proceeds from issuance of long-term debt	237	-
Proceeds from issuance of short-term debt	-	3,205
Proceeds from sale-leaseback financing	-	7,000
Principal payments on short-term debt	(323)	(1,097)
Principal payments on long-term debt	(725)	(2,278)
Payment of debt issuance costs	-	(22)
Payments on capital lease obligations	(420)	(147)
Other	-	(8)
Net cash (used in) provided by financing activities	(1,231)	6,653
Effect of exchange rate changes on cash and cash equivalents	101	(98)
Net (decrease) increase in cash and cash equivalents and restricted cash	(2,310)	1,139
Cash and cash equivalents and restricted cash at beginning of period	7,048	4,870
Cash and cash equivalents and restricted cash at end of period	$4,738	$6,009

Ballantyne Strong, Inc. – Fiscal Year 2019	Page 7 of 8
Third Quarter 2019 Results

Ballantyne Strong, Inc. and Subsidiaries

Summary by Business Segments

(In thousands)

(Unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Strong Cinema
Revenue	$10,928	$11,431	$26,405	$33,093
Gross profit	3,669	4,415	8,621	11,015
Operating income	2,230	3,383	4,646	7,681
Adjusted EBITDA	2,914	3,633	5,847	8,572

Convergent
Revenue	$4,532	$3,479	$15,204	$11,226
Gross profit	1,469	(51)	4,622	580
Operating income (loss)	394	(1,413)	1,467	(5,170)
Adjusted EBITDA	906	(750)	2,871	(2,704)

Strong Outdoor
Revenue	$1,296	$1,480	$3,524	$1,948
Gross loss	585	(897)	(1,839)	(4,116)
Operating loss	(224)	(1,175)	(3,829)	(4,951)
Adjusted EBITDA	(75)	(1,099)	(3,222)	(4,761)

Corporate and Other
Revenue	$90	$63	$288	$191
Gross profit	90	63	287	191
Operating loss	(2,334)	(2,587)	(7,118)	(7,959)
Adjusted EBITDA	(1,927)	(1,534)	(6,137)	(6,284)

Consolidated
Revenue	$16,846	$16,453	$45,421	$46,458
Gross profit	5,813	3,530	11,691	7,670
Operating income (loss)	66	(1,792)	(4,834)	(10,399)
Adjusted EBITDA	1,818	250	(641)	(5,177)

Ballantyne Strong, Inc. – Fiscal Year 2019	Page 8 of 8
Third Quarter 2019 Results

Ballantyne Strong, Inc. and Subsidiaries

Reconciliation of Net Loss to Adjusted EBITDA

(In thousands)

(Unaudited)

	Quarters Ended September 30,
	2019					2018
	Strong Cinema	Convergent	Strong Outdoor	Corporate and Other	Consolidated	Strong Cinema	Convergent	Strong Outdoor	Corporate and Other	Consolidated
Net income (loss)	$1,265	$386	$(332)	$(3,107)	$(1,788)	$3,736	$(1,727)	$(1,176)	$(2,054)	$(1,221)
Interest expense, net	35	120	106	1	262	29	151	-	-	180
Income tax expense	827	(96)	-	-	731	423	74	-	-	497
Depreciation and amortization	226	492	124	54	896	219	343	77	71	710
EBITDA	2,353	902	(102)	(3,052)	101	4,407	(1,159)	(1,099)	(1,983)	166
Stock-based compensation expense	-	-	-	334	334	-	-	-	166	166
Fair value adjustment to notes receivable	845	-	-	-	845	(802)	-	-	-	(802)
Equity method investment (income) loss	(287)	-	-	783	496	28	-	-	(535)	(507)
Loss on disposal of assets	3	-	-	-	3	-	(19)	-	818	799
Severance and other	-	4	27	8	39	-	428	-	-	428
Adjusted EBITDA	$2,914	$906	$(75)	$(1,927)	$1,818	$3,633	$(750)	$(1,099)	$(1,534)	$250

	Nine Months Ended September 30,
	2019					2018
	Strong Cinema	Convergent	Strong Outdoor	Corporate and Other	Consolidated	Strong Cinema	Convergent	Strong Outdoor	Corporate and Other	Consolidated
Net income (loss)	$1,120	$1,085	$(3,776)	$(7,785)	$(9,356)	$6,333	$(5,865)	$(4,951)	$(7,279)	$(11,762)
Interest expense, net	105	322	166	(28)	565	44	178	-	45	267
Income tax expense	1,137	72	-	86	1,295	1,516	321	-	-	1,837
Depreciation and amortization	665	1,387	323	162	2,537	662	823	190	175	1,850
EBITDA	3,027	2,866	(3,287)	(7,565)	(4,959)	8,555	(4,543)	(4,761)	(7,059)	(7,808)
Stock-based compensation expense	-	-	-	798	798	-	-	-	648	648
Fair value adjustment to notes receivable	2,153	-	-	-	2,153	(953)	-	-	-	(953)
Equity method investment loss (income)	601	-	-	622	1,223	968	-	-	(724)	244
Loss on disposal of assets	66	1	38	-	105	2	1,310	-	818	2,130
Severance and other	-	4	27	8	39	-	529	-	33	562
Adjusted EBITDA	$5,847	$2,871	$(3,222)	$(6,137)	$(641)	$8,572	$(2,704)	$(4,761)	$(6,284)	$(5,177)